Exhibit 99.1

NexPoint Real Estate Finance Announces Full Subscription and Closing of Series B Preferred Stock Offering and Launch of Series C

Milestone Reached as NREF Continues Growth in Preferred Stock Program

Dallas, TX – December 10, 2025 – NexPoint Real Estate Finance, Inc. (“NREF” or the “Company”), a leading real estate finance company, today announced the closing of its successful offering of its 9.00% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) offering, with approximately $404.5 million gross proceeds raised to date, fully subscribing its initial $400 million offering amount.

In tandem with this milestone achievement, NREF is pleased to announce the launch of its $200 million 8.00% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”) offering at price to the public of $25.00 per share with the first scheduled close on December 19, 2025, underscoring the Company’s ongoing commitment to providing attractive investment solutions and advancing its strategic growth initiatives.

The Series B Preferred Stock offering raised over $400 million, reflecting strong investor confidence in the company’s financial performance, management team, and investment platform. The successful closing of the Series B Preferred Stock offering marks a significant achievement for NREF, which enabled the Company to further strengthen its balance sheet, expand its real estate lending portfolio, and continue to deliver value to stockholders.

Building on the momentum generated by the Series B success, NREF is launching the Series C Preferred Stock offering. The new series is designed to offer investors stable income and limited share price volatility, while supporting NREF’s mission to finance high-quality real estate assets across key sectors and markets.

“We are pleased with the strong demand we saw from investors for our Series B Preferred Stock,” said Matt McGraner, Chief Investment Officer of NREF. “On the heels of this successful offering, the Series C launch reflects our ongoing commitment to disciplined capital management and strategic growth in real estate finance.”

The Series C Preferred Stock offering is being conducted as a public offering under the Company's effective shelf registration statement, filed with the SEC (File No. 333-276177), which became effective on December 29, 2023. To obtain a copy of the final prospectus supplement and the related base prospectus for the Series C Preferred Stock offering, please contact by mail, telephone or email: NexPoint Securities, Inc., member FINRA/SIPC, 200 Crescent Court, Suite 700, Dallas, Texas, 75201, Attn: Investor Relations, telephone: (833) 697-7253, or email: ir@nexpoint.com. You may also get these documents for free by visiting EDGAR on the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Series C Preferred Stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About NexPoint Real Estate Finance, Inc.

NexPoint Real Estate Finance, Inc. (NYSE: NREF) is a publicly traded REIT with its common stock and Series A Preferred Stock listed on the New York Stock Exchange under the symbols “NREF” and “NREF-PRA,” respectively. NREF is primarily focused on originating, structuring, and investing in first-lien mortgage loans, mezzanine loans, preferred equity, convertible notes, multifamily properties and common equity investments, as well as multifamily and single-family rental commercial mortgaged-backed securities securitizations, promissory notes, revolving credit facilities and stock warrants. For more information, visit nref.nexpoint.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the anticipated first scheduled close of the Series C Preferred Stock, the Company’s ongoing commitment to providing attractive investment solutions and advancing its strategic growth initiatives, the Series C Preferred Stock being designed to offer investors stable income and limited share price volatility and the Company’s ongoing commitment to disciplined capital management and strategic growth and other statements identified by words such as "expect," "intend," the negative version of these words and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on NREF's current expectations and assumptions regarding capital market conditions, NREF's business, the economy and other future conditions. Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond NREF's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, and those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s Annual Report on Form 10-K and the Company's other filings with the Securities and Exchange Commission for a more complete discussion of risks and other factors that could affect any forward-looking statement. Any forward-looking statement made in this press release speaks only as of the date on which it is made. NREF undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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CONTACTS

Investor Relations

Kristen Griffith

IR@nexpoint.com

Media Relations

Comms@nexpoint.com